                                                                    Exhibit 4(c)



                                TRUST AGREEMENT



     THIS TRUST AGREEMENT, dated as of July __, 1995, between Virginia Electric and Power Company, a Virginia corporation, as Depositor (the "Depositor"), and Chemical Bank Delaware, duly organized and existing in the State of Delaware, as Trustee (the "Trustee"). The Depositor and the Trustee hereby agree as follows:

     1. The trust created hereby shall be known as "Virginia Power Capital Trust I", in which name the Trustee, or the Depositor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustee the sum of $10. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of title 12 of the Delaware code, 12 Dec. C. (S)3801 set seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State substantially in the form attached hereto or in such other form as the Trustee may approve.

     3. The Depositor and the Trustee will enter into an amended and restated Trust Agreement satisfactory to each such party and substantially in the form included as Exhibit 4(d) to the Registration Statement on Form S-3, (the "1933 Act Registration Statement") referred to below, or in such other form as the Trustee and the Depositor may approve, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. However, notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4. The Depositor and the Trustee hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the 1933 Act Registration Statement including pre-effective or post-effective amendments to such Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange; and (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "Blue Sky" laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable. The Trustee further hereby ratifies and approves all actions having previously been taken with respect to the foregoing. In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws, to be executed on behalf of the Trust by the Trustee, Chemical Bank Delaware in its capacity as Trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Chemical Bank Delaware in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or Blue Sky laws.

     5.  This Trust Agreement may be executed in one or more counterparts.

     6. The number of Trustees initially shall be one (1) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days prior notice to the Depositor.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                              VIRGINIA ELECTRIC AND POWER COMPANY,
                                    as Depositor


                              By:
                                    _____________________________
                                    Name:
                                    Title:  Corporate Secretary


                              CHEMICAL BANK DELAWARE,  as Trustee


                              By:
                                    _____________________________
                                    Name:
                                    Title:  Senior Trust Officer

                                       3